Innkeepers USA Trust Schedules Earnings Conference Call
Thursday, February 22, 2007 at 10 a.m. Eastern Time

PALM BEACH, Fla., January 24, 2007-Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and leading owner of upscale extended-stay hotel properties throughout the United States, today announced that it will release fourth quarter and full-year 2006 financial results on Thursday, February 22, 2007, prior to the market's opening. Later that morning, at 10 a.m. ET, Jeffrey Fisher, chief executive officer and president, and Dennis Craven, chief financial officer, will conduct a conference call to review these results, which will be followed by a question and answer period.

The conference call also will be simultaneously web cast on the Internet at the company's web site, www.innkeepersusa.com, and at www.streetevents.com.

A recording of the call will be available by telephone until midnight on Thursday, March 1, 2007, by dialing (800) 405-2236, reference number 11082877. A replay of the conference call will be posted on Innkeepers' Web site through March 22, 2007.

Innkeepers USA Trust owns or is invested in 76 hotels with a total of 10,262 suites or rooms in 21 states and Washington, D.C., and focuses on acquiring and/or developing premium-branded, upscale extended-stay, select-service and full-service hotels and the rebranding and repositioning of other hotel properties.

For more information about Innkeepers USA Trust, visit the company's Web site at www.innkeepersusa.com.

Contact: Jerry Daly or Carol McCune Daly Gray (Media) (703) 435-6293